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                                                                     Exhibit 3.1

Steins Bisschop Meijburg & Co
Advocaten en Notarissen

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will govern.

CONVERSION AND AMENDMENT ARTICLES OF ASSOCIATION

This thirteenth day of February two thousand one, appeared before me, mr. Tecla Maria Berkhout, civil law notary, officiating in Amsterdam:

Johannes Henricus Peer de Breet, with office address at Hullenbergweg 300, 1101 BV Amsterdam, born at Erlangen on the eighteenth day of January nineteen hundred sixty five.

The appearer has declared that the General Meeting of Shareholders of the private company with limited liability Pep.C Nederland B.V., with seat in Amsterdam and having its registered office at 1077 XX Amsterdam, Strawinskylaan 901, hereinafter referred to as "the Company", has resolved on the twenty seventh day of October two thousand to convert the Company into a public company and to completely renew the articles of association of the Company as stated hereinafter as well as to authorize the appearer to execute this deed of conversion and amendment of the articles of association, which resolutions appear from the minutes of subject meeting, which shall be attached to this deed.

The appearer has also declared that the articles of association of the Company were laid down in the deed of incorporation of the Company dated the fifteenth day of October nineteen hundred ninety-nine, executed before F.R. Wardenaar, civil law notary in Schagen, on the draft of which the ministerial statement of no objections was granted on the seventh day of October nineteen hundred ninety-nine, under number BV 1088595 and since that day never have been amended again.

In order to execute said resolution to convert the Company into a public company and to amend the articles of association, the appearer has declared to amend and to completely renew the articles of association as follows:

Chapter I.
Definitions.
Article 1.

In the articles of association the following expressions shall have the following meanings:
a. the general meeting: the body of the company formed by shareholders, and other persons entitled to vote;
b. the general meeting of shareholders: the meeting of shareholders, and other persons entitled to attend the general meetings;

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c.   the distributable part of the net assets: that part of the company's net assets which exceeds the aggregate of the part of the capital which has been paid and called up and the reserves which must be maintained by virtue of the law;
d. the annual accounts: the balance sheet and profit and loss account with the explanatory notes;
e.   the accountant: a register accountant or other accountant referred to in
     Section 393 of Book 2 of the Civil Code;
f. the annual meeting: the general meeting of shareholders held for the purpose of discussion and adoption of the annual accounts.

Chapter II.
Name, seat, objects.
Article 2.  Name and seat.

1.   The name of the company is: PEPC WORLDWIDE N.V.
2.   The official seat of the company is in Amsterdam.

Article 3.  Objects.

The objects of the company are:
a. to exploit an electronic (re-)publishing company, with all connected developments and services;
b. to participate in, cooperate with, to administer and manage and to finance other enterprises and companies, to provide security also for the debts of third parties, to invest property, to obtain, alienate, manage and exploit registered property and items of property in general;
c. to perform all (other) activity of financial or commercial nature, as well as everything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word.

Chapter III
Capital and shares. Register.
Article 4.  Authorized capital.

1. The authorized capital amounts to two hundred twenty six thousand eight hundred ninety euro (EUR 226.890,00).
2. The authorized capital is divided into two million two hundred sixty eight thousand nine hundred (2.268.900) shares of ten eurocent (EUR 0,10) each.
3. All shares are to be registered shares. No share certificates shall be issued.

Article 5. Register of shareholders.

1. The management board shall keep a register in which the names and addresses of all shareholders are to be entered with a note of the amount paid on each share.
2. The names and addresses of those who have a life interest or a pledge in shares shall also be entered in the register, with a note, if it concerns a beneficiary of a life interest, which of the rights attached to the shares accrue to him by virtue of article 10 paragraph 3.
3. Each shareholder, each beneficiary of a life interest and each pledge is required to give written notice of his address to the company.

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4.   Finally there shall also be recorded in the register every release from liability which has been granted in respect of payments on shares not yet made together with, if partly paid shares have been transferred, the date of the transfer.
5. The register shall be kept accurate and up to date. All entries and notes in the register shall be signed by a member of the management board and a member of the supervisory board.
6. On application by a shareholder, a beneficiary of a life interest or a pledge, the management board shall furnish an extract from the register, free of charge, insofar as it relates to his rights in a share. If a life interest has been created in the share, the extract shall state to whom the rights referred to in article 10, paragraph 3 accrue. The extract is not negotiable.
7. The management board shall make the register available at the company's office for inspection by the shareholders and the beneficiaries of a life interest to whom the rights referred to article 10, paragraph 3 accrue. The details of the register with respect to shares not fully paid up shall be available for inspection by any person; copies of or extracts from these details shall be provided at a charge not exceeding the costs.

Chapter IV
Issuances of shares.  Own shares.
Article 6.  Issuances of shares.  Body competent to issue shares.

The issuance of shares may only be effected pursuant to a resolution of the general meeting, insofar as the general meeting has not designated another body of the company in this respect for a fixed period of time not exceeding five years.

Article 7.  Conditions of issuance. Rights of pre-emption.

1. A resolution for the issuance of shares shall stipulate the price and further conditions of issuance.
2. On the issuance of shares each shareholder shall have a right of pre-emption in proportion to the aggregate nominal value of his shares, subject to due observance of the relevant limitations set by law.
3. Shareholders shall have a similar right of pre-emption if options are granted to subscribe to shares.
4. The right of pre-emption may, subject to due observance of the relevant provisions of the law, be limited or excluded by the general meeting or by another body of the company designated in this respect by resolution of the general meeting for a fixed period of time not exceeding five years.

Article 8.  Payment for shares.

1. The full nominal amount of each share must be paid in on issue, as well as, if a share is subscribed for at a higher price, the balance of these amounts. It may be stipulated that a part of the nominal value, not exceeding three quarters thereof, need only be paid after the company has called it in.
2. Payment for a share must be made in cash insofar as no other manner of payment has been agreed on. Payment in foreign currency can be made only after approval by the company.

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Article 9.  Own shares.

1. When issuing shares the company shall not be entitled to subscribe for its own shares.
2. The company shall be entitled to acquire its own fully paid up shares or depository receipts in respect thereof, provided either no valuable consideration is given or provided that:
     a. the distributable part of the net assets is at least equal to the purchase price; and
     b. the nominal value of the shares or the depository receipts in respect thereof to be acquired by the company itself, already held by the company or pledged for the benefit of the company, or which are held by a subsidiary, does not exceed one tenth of the issued share capital.
3. The validity of the acquisition shall be determined by the amount of the net assets according to the latest balance sheet adopted decreased by the consideration for shares in the company's capital or depository receipts in respect thereof and distributions of profits or to the charge of any reserve to their parties which have fallen due by the company and its subsidiaries after the balance sheet date. If more than six months of a financial year have lapsed in which the annual accounts have not been adopted, any acquisition in conformity with paragraph 2 shall not be permitted.
4. Acquisition for valuable consideration shall be permitted only if the general meeting has authorized the management board in this respect. Such authorization shall be valid for a period not exceeding eighteen months. The general meeting shall stipulate in the authorization how many shares or depository receipts in respect thereof may be acquired, how they may be acquired, and between what limits the price must be.
5. An acquisition of shares in contravention with paragraphs 2-4 shall be void. Depository receipts in respect of shares acquired by the company in contravention to paragraphs 2-4 shall be transferred to the joint members of the management board by operation of law.
6. The transfer of own shares or depository receipts in respect thereof held by the company shall be effected by virtue of a resolution of the general meeting or of another body of the company designed for this purpose by the general meeting. The resolution to such transfer shall also stipulate the conditions thereof.
7. The company may not exercise the voting rights in respect of shares in its own capital held by the company or in respect of which the company has a life interest. The beneficiary of a life interest in respect of a share held by the company itself shall not be entitled to exercise the voting rights in respect of that share either if the life interest has been created by the company. No votes may be cast in respect of shares of which the depository receipts are held by the company. The provisions of this paragraph shall apply correspondingly to shares or depository receipts in respect thereof held by subsidiaries of the company or in respect of which they hold a life interest.
8. In establishing whether a certain part of the capital is represented or whether a majority represents a certain part of the capital, the capital shall be reduced by the nominal value of the shares in respect of which no votes may be cast.

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9.   The company may take its own shares or depository receipts in respect thereof as pledge only if:
     a.   the shares to be pledge are fully paid up;
     b. the aggregate nominal value of the shares and depository receipts in respect thereof to be pledged and already held or held in pledge does not exceed one tenth of the issued capital, and
     c.   the general meeting has approved the pledge agreement.

Chapter V
Transfers of shares. Rights "in rem".
Article 10. Transfer of shares. Life interest ("vruchtgebruik"). Pledging ("pandrecht").

1. The transfers of shares shall be effected by means of a transfer deed and by either officially serving the transfer deed on the company or having the company acknowledge the transfer in writing on production to it of the transfer deed. If the acknowledgment refers to shares not fully paid up, it can take place only if the deed is legally dated.
2. The provision of paragraph 1 first sentence shall apply correspondingly if any shares are pledged or the owner creates a life interest in the shares. The provisions of paragraph 1 shall apply correspondingly in the event that there is an allotment of shares on the partitioning of any joint property.
3. The shareholder shall have the voting rights in respect of the shares in which a life interest has been created. However, the voting rights shall accrue to the beneficiary of a life interest if it was so stipulated at the creation of the life interest. The shareholder who holds no voting rights and the beneficiary of a life interest who does hold voting rights, shall have the rights which the law attributes to holders of depository receipts issued with the company's co-operation. The rights referred to in the preceding sentence shall not accrue to the beneficiary of the life interest who holds no voting rights.
4. When shares are pledged, the voting rights cannot be assigned to the pledgee. He shall not have the rights which the law attributes to holders of depository receipts issued with the company's co-operation.
5. The shareholder shall have the rights resulting from the share relating to the acquisition of shares, it being understood that he shall have to compensate the beneficiary of the life interest for the value of these rights insofar as the latter is entitled by virtue of his life interest.

Article 11.  Issuance of depository receipts.

The company shall not co-operate to the issuance of depository receipts in respect of its shares.

Chapter VI
Management.
Article 12.  Management board.

The management of the company shall be constituted by a management board, consisting of one or more members.

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Article 13.  Appointment.

The general meeting shall appoint the members of the management board. The general meeting is entitled to appoint one or more members of the board as general member of the board. Article 14. Suspension and dismissal.

1. A member of the management board may at any time be suspended or dismissed by the general meeting.
2. A member of the management board may at any time be suspended by the supervisory board. Such suspension may be discontinued by the general meeting at any time.
3. Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If at the end of that period no decision has been taken on removal of the suspension or dismissal, the suspension shall cease.

Article 15.  Remuneration.

The general meeting shall determine the remuneration and further conditions of employment for every member of the management board.

Article 16. Duties of the management board. Decision making process. Allocation of duties.

1. Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company.
2. The management board may lay down rules regarding its own decision making process. These rules shall be subject to the approval of the supervisory board.
3. The management board may determine which duties in particular each member of the management board will be charged with. The allocation of duties shall be subject to the approval of the supervisory board.

Article 17.  Representation.

1. The management board shall be authorized to represent the company. Every general member of the board of management solely as well as two ordinary members of the board of management jointly are also authorized to represent the company.
2. The management board may appoint staff members with general or limited power to represent the company. Each of those staff members shall be authorized to represent the company with due observance of any restrictions imposed on him. The management board shall determine their title.
3. In the event of a conflict of interest between the company and a member of the management board, the company shall be represented by such member of the management board or of the supervisory board as the supervisory board shall designate for this purpose. The general meeting shall at all times be competent to designate one or more other persons for this purpose.

Article 18.  Approval of decisions of the management board.

1. Without prejudice to any other appropriate provisions of these articles of association, the management board shall require the approval of the supervisory board for managerial decisions with respect to any one or more of the following matters:

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     a.   the acquiring, alienating, encumbering, leasing, letting and in any other way obtaining and giving the use or benefit of registered property;
     b. entering into agreements, whereby the company is granted a bank credit facility;
     c. lending and borrowing money, with the exception of acquiring money under a bank credit facility granted to the company;
     d. long term direct or indirect co-operation with another company and terminating such co-operation;
     e. direct or indirect participation in the capital of another company and changing the size of such a participation;
     f.   investments;
     g.   the pledge of, and the fiduciary transfers of title of movable assets;
     h. the entering into agreements by which the company binds itself as guarantor or as severally-liable co-debtor, or otherwise guarantees or agrees to bind itself as security for a debt of a third party;
     i. appointing staff members as referred to in article 17 paragraph 2 and determining their authority and title;
     j.   making settlements;
     k. being a party to legal proceedings, which shall include the conducting of arbitration proceedings, with the exception of taking legal measures which cannot be delayed;
     l. concluding and changing employment agreements, whereby remuneration is granted, the amount of which exceeds the maximum amount per year to be determined by the supervisory board and to be stated to the management board in writing;
     m. establishing pension plans and granting pension rights in excess of those, arising from existing arrangements;
     n. stipulating and amending provisions for stock option plans for employees of the company and affiliated companies;
     o. making a proposal for a legal merger in terms of Title 6, Book 2 of the Civil Code.

2. The supervisory board may determine that any one or more of the resolutions as referred to in paragraph 1 with the exception of sub n shall not require its approval if the amount involved does not exceed a value to be fixed by the supervisory board and to be stated to the management board in writing.
3. The supervisory board is entitled to require further resolutions of the management board in addition to those mentioned in paragraph 1 to be subject to its approval. Such further resolutions shall be clearly specified and notified to the management board in writing.
4. The lack of approval referred to in this article with the exception of paragraph 1 sub n cannot invoked by or against third parties.

Article 19.  Absence or prevention.

If a member of the management board is absent or is prevented from performing his duties, the remaining member or member of the management board shall be temporarily entrusted with the

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entire management of the company. If all members of the management board or the sole member of the management board are absent or are prevented from performing their duties, the management board of the company shall be temporarily entrusted to the supervisory board which shall then be authorized to entrust the management temporarily to one or more persons, whether or not from among its members.

CHAPTER VII.
Supervisory board.
Article 20.  Number of members.

The company shall have a supervisory board, consisting of one or more members.

Article 21.  Appointment.

1. The members of the supervisory board shall be appointed by the general meeting.
2. No person who has reached the age of seventy-two may be appointed as a supervisory board member.
3. When the appointment of a supervisory board member is proposed the candidate's age and profession shall be stated as well as the number of shares held by him in the company and the offices he holds or has held insofar as they are of importance in connection with the performance of the duties of a member of the supervisory board. Furthermore it shall be stated which companies he is already associated with as supervisory board member; if they include companies belonging to one and the same group, an indication of the group shall suffice. The proposal for the appointment shall state the reasons.

Article 22.  Suspension and dismissal. Retirement.

1. Every member of the supervisory board may be suspended or dismissed by the general meeting at any time.
2. Every member of the supervisory board shall retire no later than on the day on which the annual meeting is held in the financial year in which he reaches the age of seventy-two.
3. The supervisory board members shall retire periodically in accordance with a rotation plan to be drawn up by the supervisory board. Every member thus retiring may be re-elected as long as he has not reached the age limit.

Article 23.  Remuneration.

The general meeting shall determine the remuneration for every member of the supervisory board.

Article 24.  Duties and powers.

1. It shall be the duty of the supervisory board to supervise the management of the management board and the general course of affairs in the company and in the business connected with it. It shall assist the management board with advice. In performing their duties the supervisory board members shall act in accordance with the interests of the company and of the business connected with it.
2. The management board shall supply the supervisory board in due time with the information required for the performance of its duties.

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3.   The supervisory board shall have access to the buildings and premises of the company and shall be authorized to inspect the books and records of the company. The supervisory board may designate one or more persons from among its members or an expert to exercise these powers. The supervisory board may also in other instances be assisted by experts.

Article 25.  Proceedings and decision-making process.

1. The supervisory board shall elect a chairman from among its members, and a deputy chairman who shall take the place of the chairman in the latter's absence. It shall appoint a secretary, who need not be a member of the supervisory board, and make arrangements for his substitution in case of absence.
2. In the absence of the chairman and the deputy chairman at a meeting, the meeting shall itself designate a chairman.
3. The supervisory board shall meet whenever the chairman, or two other supervisory board members, or the management board deem(s) such necessary, yet at least two times a year.
4. The secretary shall keep minutes of the proceedings at meetings of the supervisory board. The minutes shall be adopted in the same meeting or in a following meeting of the supervisory board and shall be signed by the chairman and the secretary as evidence thereof.
5. All resolutions of the supervisory board shall be adopted by a majority of the votes cast.
6. Resolutions of the supervisory board shall only be valid if passed at a meeting at which the majority of the supervisory board members are present or represented.
7. A supervisory board member may be represented by a co-member of the supervisory board authorized in writing. The expression: in writing shall include any message transmitted by current means of communication and received in writing. A supervisory board member may not act as representative for more than one co-member.
8. The supervisory board may also adopt resolutions without a meeting, provided the proposal concerned is submitted to all supervisory board members and none of them objects to this manner of adopting resolutions. The secretary shall draw up a report regarding a resolution thus adopted and shall attach the replies received to the report, which shall be signed by the chairman and the secretary.
9. The supervisory board shall meet together with the management board as often as the supervisory board or management board deems such necessary.

Chapter VIII
Annual Accounts. Profits
Article 26. Financial year. Drawing up the annual accounts. Deposition for inspection.

1.   The financial year of the company shall be the calendar year.
2. Annually, and not later than five months after the end of the financial year, the management board shall draw up the annual accounts, unless by reason of special circumstances this term is extended by the general meeting.
3. Within the period referred to in paragraph 2 the annual accounts shall be deposited for inspection by the shareholders at the office of the company. Within this period of time the management board shall also submit the annual report. The statement of the

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     accountant as mentioned in article 27 and the additional information required by virtue of the law shall be added to the annual accounts.

4. The annual accounts shall be signed by all the members of the management board; if the signature of one or more of the members is lacking, this shall be stated and reasons given.

Article 27.  Accountant

1. The general meeting shall appoint an accountant to audit the annual accounts.
2. Such appointment shall be made by the general meeting. If the latter fails to do so, the supervisory board shall be competent or, in the absence of the supervisory board members or in the event the supervisory board fails to do so, the management board. The appointment of an accountant shall not be limited by virtue of any nomination; the appointment may at all times be revoked by the general meeting and by those who made the appointment; furthermore an appointment made by the management board may be revoked by the supervisory board.
3. The accountant shall produce a report on his audit examination to the supervisory board and the management board.
4. The accountant shall give the results of his investigations in a declaration as to the faithfulness of the annual accounts.
5. The provisions of the preceding paragraphs need not be applied if the company is exempt from the obligation referred to in paragraph 1 by virtue of the law.

Article 28.  Submission to the supervisory board.

1. The management board shall submit the annual accounts to the supervisory board.
2. The annual accounts shall be signed by the members of the supervisory board; if the signature of one or more of them is lacking, this shall be stated and the reasons given.
3. The supervisory board shall present a report on the annual accounts to the general meeting.

Article 29.  Adoption.

1. The company shall ensure that the annual accounts, the annual report, the report of the supervisory board and the information to be added by virtue of the law are held at its office as from the day on which the annual meeting is convened. Shareholders, and beneficiaries of a life interest in shares to whom the right to vote the shares accrue, may inspect the documents at that place and obtain a copy thereof, free of charge.
2. The general meeting shall adopt the annual accounts. The annual accounts may not be adopted in the event that the general meeting has been unable to inspect the auditor's statement referred to in article 27, paragraph 4, unless a legal ground is given in the information required to be added by law for the lack of the auditor's statement referred to in article 27, paragraph 4.
3. Unconditional adoption of the annual accounts by the general meeting shall serve to constitute a discharge of the management board for the management and for the supervisory board members for their supervision insofar as such management is apparent from the annual accounts.

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 4.      The provisions of these articles of association regarding the annual report and the information to be added by virtue of the law need not be applied if the company is a member of a group and all other relevant requirements of the law have been met.

Article 30.  Publication.

1. The company shall publish the annual accounts within eight days following the adoption thereof. The publication shall be effected by the deposit of a complete copy in the Dutch language or, if such copy was not drawn up, a copy in the French, German or English language, at the offices of the Trade Register in whose district the company has its official seat according to these articles of association. The date of the adoption must be stated on the copy.
2. If the annual accounts are not adopted within seven months of the termination of the financial year in accordance with the legal requirements then the management board shall without further delay publish the prepared annual accounts in the manner prescribed in paragraph 1; it shall be noted on the annual accounts that they have not yet been adopted.
3. In the event that the general meeting shall have extended the period for the preparation of the annual accounts in accordance with article 26 paragraph 2, then the last preceding paragraph shall apply with effect from the date falling two months from the termination of such period.
4. A copy of the annual report produced in the same language or in Dutch shall, together with the additional information required by virtue of the law, be published at the same time and in the same manner as the annual accounts. Insofar as the law permits the foregoing shall not apply if copies of those documents are held at the office of the company for inspection by any person and upon request full or partial copies thereof are supplied at a price not exceeding the cost; the company shall make an official return for filing in the Trade Register.
5. The publication shall be effected with due observance of the applicable legal exemptions.

Article 31.  Profit.  Dividend.

1.       The profits shall be at the disposal of the general meeting.
2. Dividends may be paid only up to an amount which does not exceed the amount of the distributable part of the net assets.
3. Dividends shall be paid after adoption of the annual accounts from which it appears that payment of dividends is permissible.
4. The general meeting may resolve to pay an interim dividend provided the requirement of the second paragraph has been complied with as shown by interim accounts drawn up in accordance with the provision of the law.
5. The general meeting may subject to due observance of the provision of paragraph 2 resolve to make distributions to the charge of any reserve which need not be maintained by virtue of the law.

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Article 32.  Date on which distributions become payable.

1. The date on which dividends and other payments become payable shall be announced in accordance with article 43.
2. The claim of the shareholder for payment shall be barred after five years have elapsed.

Chapter IX
General meetings of shareholders.
Article 33.  Annual meeting.

1. Annually, and not later than six months after the end of the financial year, the annual meeting shall be held.
2. The agenda for that meeting shall state inter alia the following points for discussions:
         a.    the annual report;
         b.    adoption of the annual accounts;
         c.    appropriate of profits;
         d.    filling of any vacancies;
         e. other proposals put forward by the supervisory board, the management board or shareholders and beneficiaries of a life interest to whom the voting right have been granted, representing in the aggregate at least one tenth part of the issued capital, put forward for discussion and announced with due observance of article 43.

Article 34.  Other meetings.

1. Other general meetings of shareholders shall be held as often as the management board or the supervisory board deems such necessary.
2. Shareholders and beneficiaries of a life interest to whom the voting right have been granted, representing in the aggregate at least one tenth of the issued capital, may request to the management board or the supervisory board to convene a general meeting of shareholders, stating the subjects to be discussed. If the management board or the supervisory board has not convened a meeting within four weeks in such a manner that the meeting can be held within six weeks after the request has been made, the persons who have made the request shall be authorized to convene a meeting themselves.

Article 35.  Convocation.  Agenda.

1. General meetings of shareholders shall be convened by the supervisory board or the management board.
2. The convocation shall be given no later than on the fifteenth day prior to the date of the meeting.
3. The convocation shall specify the subjects to be discussed or shall state that the shareholders and beneficiaries of a life interest to whom the voting right have been granted, may acquaint themselves with such subjects in the company's office in the place to be stated in the notification. Subjects which were not specified in the notification may be announced at a later date provided with due observance of the requirements set out in this article.
4.       The convocation shall be made in the manner stated in article 43.

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Article 36.  The entire capital is represented.

As long as the entire issued capital is represented at a general meeting of shareholders, valid resolutions can be adopted on all subjects brought up for discussion, even if the formalities prescribed by law or by the articles of association for the convocation and holding of meetings have not been complied with, provided they are adopted unanimously.

Article 37.  Place of the meetings.

The general meeting of shareholders shall be held in the municipality in which the company has its official seat according to the articles of association.
Article 38. Chairmanship.

1. The general meeting of shareholders shall be presided over by the chairman of the supervisory board or, in his absence, by the deputy chairman of that board; in the event that the latter is also absent, the supervisory board members present shall elect a chairman from their midst. The supervisory board may designate another person to act as chairman of the general meeting of shareholders.
2. If the chairman has not bee appointed in accordance with paragraph 1, the meeting shall itself choose a chairman. Until that moment the chair shall be held by a member of the management board designated by the management board.

Article 39.  Minutes.

1. Minutes shall be kept of the proceedings at any general meeting of shareholders by a secretary to be designated by the chairman. The minutes shall be confirmed by the chairman and the secretary and shall be signed by them as proof thereof.
2. The supervisory board, the chairman or the person who has convened the meeting may determine that notarial minutes shall be drawn up of the proceedings of the meeting. The notarial minutes shall be co-signed by the chairman.

Article 40.  Meeting rights.  Admittance.

1. Each shareholders entitled to vote and each beneficiary of a life interest to whom the voting right has been granted, shall be authorized to attend the general meeting of shareholders, to address the meeting and to exercise the voting right.
2. If the voting right of a share has been granted to the beneficiary of a life interest instead of to the shareholder, the shareholder shall be entitled to attend the general meeting of shareholders and to address the meeting.
3.       Each share confers the right to cast one vote.
4. Each person entitled to vote or his proxy must sign the attendance list.
5. The right to take part in the meeting according to the paragraphs 1 and 2 may be exercised by a proxy authorized in writing. The provision of article 25 paragraph 7 second sentence shall apply.
6. The members of the supervisory board and the members of the management board shall have an advisory vote in the general meeting of shareholders.
7. The general meeting shall decide on the admittance of persons other than those mentioned above in this article.

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Article 41.  Votes.

1. To the extent that the law does not require a qualified majority, all resolutions shall be adopted by a majority of the votes cast.
2. If in an election of persons a majority is not obtained, a second vote shall be taken. If again a majority is not obtained, further votes shall be taken until either one person obtains the absolute majority or the election is between two persons who have received an equal number of votes. In the event of a further election (not including the second free vote), the election shall be between the persons who participated in the preceding election, with the exception of the person who received the smallest number of votes in that preceding election. If in that preceding election more than person received the smallest number of votes, it shall be decided by lot who of these persons can no longer participate in the new election. If the votes are equal in the election between the two, it shall be decided by lot who is to be chosen.
3. If there is a tie of votes in a vote other than vote for the election of persons, the proposal shall be rejected.
4. Votes need not be held in writing. The chairman is however entitled to decide a vote by a secret ballot. If it concerns an election of persons, also a person present at a meeting and entitled to vote can demand a vote by a secret ballot. Voting by secret ballot shall take place by means of secret, unsigned ballot papers.
5.       Abstentions and invalid votes shall not be counted as votes.
6. Voting by acclamation shall be possible if none of the persons present and entitled to vote objects against it.
7. The chairman's decision at the meeting that a resolution has been adopted by the general meeting shall be final and conclusive. The same shall apply to the contents of an adopted resolution regarding the voting of an unwritten proposal. If, however, the correctness of that decision is challenged immediately after its pronouncement, a new vote shall be taken if either the majority of the persons present and entitled to vote, or, if the original voting was taken by roll call or in writing, any person present and entitled to vote, so desires. The original vote shall have no legal consequences as a result of the new vote as the original voting shall be cancelled by this new voting.

Article 42.  Resolutions without a meeting.

1. Resolutions of shareholders may, subject to the provisions of the next paragraph, also be adopted in writing without recourse to a general meeting of shareholders, provided they are adopted by a unanimous vote representing the entire issued capital. The provision of article 25 paragraph 7 second sentence shall apply correspondingly.
2. The foregoing manner of adopting resolutions shall not be permitted if there are beneficiaries of a life interest to whom the voting right has been granted.

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Advocaten en Notarissen

Chapter X
Convocation and notification
Article 43.

All convocations of general meeting of shareholders and all notifications to shareholders and beneficiaries of a life interest to whom the voting right has been granted, shall be made by letter mailed to their addresses as shown in the register of shareholders.

Chapter XI
Amendment of the articles of association and dissolution.  Liquidation.
Article 44.  Amendment of the articles of association and dissolution.

When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, this must be stated in the convocation to the general meeting of shareholders. As regards as amendment to the articles of association, a copy of the proposal in which the proposed alteration is quoted in full must at the same time be filed at the company's office until the end of that meeting for the inspection of shareholders and beneficiaries of a life interest to whom the voting right has been granted.

Article 45. Liquidation.

1. In the event of dissolution of the company by virtue of a resolution of the general meeting, the management board shall be charged with the liquidation of the business of the company, and the supervisory board with the supervision thereof, subject to the provision of Section 23 paragraph 2, Book 2 of the Civil Code.
2. During liquidation, the provisions of the articles of association shall remain in force to the extent possible.
3. The balance remaining after payment of creditors shall be paid to the shareholders in proportion to the nominal value of their shareholdings.

Transitory provision. Supervisory board
Article 46

1. The establishment of the supervisory board depends on the registration in the trade register - of a resolution thereto of the general meeting.
2. The general meeting can resolve to abolish the supervisory board. The provision of paragraph 1 shall apply accordingly.
3. Until the establishment of the supervisory board - and after the abolition of the supervisory board - the statutory of the supervisory board shall, as far as possible, accrue to the general meeting.

Final statements
Finally the appearer has declared:

a. At this day four hundred fifty seven (457) registered shares, each with a nominal value of one hundred Dutch Guilders (NLG 100,00) are issued and fully paid up. These shares will be converted and redenominated into two hundred seven thousand three hundred seventy eight (207.378) ordinary shares, each with a nominal value of ten eurocent (EUR 0,10). The difference before and after the conversion and redenomination to an amount of ninety eurocent (EUR 0,90) will be paid from the distributable reserves.

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b.  Because of the execution of this deed of conversion and amendment of the articles of association of the company, the issuance of two hundred forty six thousand four hundred two (246.402) shares under the suspended provision dated this day has become effective. Therefore at this day four hundred fifty three thousand seven hundred eighty (453.780) ordinary registered shares, each with a nominal value of ten eurocent (EUR 0,10) are issued and paid up.

c. An expert referred to in article 2:393 of the Dutch Civil Code has certified that on a day within five months prior to the conversion the net assets of the Company were at least equal to the above mentioned paid up and called part of the capital pursuant to the deed of conversion. This certificate will be attached to this deed.

The ministerial declaration of no objections was granted on the fifteenth day of November two thousand, under number N.V. 1088595, as stated in the written declaration of the Ministry of Justice, which has been attached to this instrument. The appearer is known to me, notary.

This deed, drawn up to be kept in the notary's custody was executed in Amsterdam, on the date first above written.

Before reading out, a concise summary of the contents of this instrument was given to the appearer and clarified to him. He then declared that he had noted and agreed with the contents and did not want a full reading thereof. Thereupon, after limited reading, this instrument was signed by the appearer and by me, notary.

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                      amendment of articles of association
                        concerns : PEPC WORLDWIDE N.V.




This day, the * day of *, the following person appears before me, Frank Robert Sterel, civil law notary, practising in Amsterdam (The Netherlands):
*, with office address 1081 AP Amsterdam (The Netherlands), Zwaansvliet 20,

The person appearing before me declares:

A. The public company ("naamloze vennootschap"): PEPC WORLDWIDE N.V., having its statutory seat in Amsterdam, having its principal place of business in 2514 GM `s-Gravenhage (the Netherlands), Alexanderstraat 18, registered with the trade register of the Chamber of Commerce and Industries for Haaglanden under file number 34108307, hereinafter referred to as: "the Company", has been incorporated on the fifteenth day of October nineteen hundred ninety nine.

      The articles of association have been amended on the thirteenth day of February two thousand by a deed executed before T.M. Berkhout , at that time civil law notary, practising in Amsterdam (The Netherlands) and have not been amended since.

B. The general meeting of shareholders of the Company has legally resolved on the * day of *, in accordance with all legal and statutory provisions, in a shareholders' meeting to partially amend the articles of association of the Company.

      By virtue of this resolution the person appearing before me was authorised to have the deed of amendment of the articles of association executed.

C. This resolution and this authorisation appear from a copy of the shareholders' minutes of the general meeting of shareholders which has been attached to this deed.

D. The Ministerial approval for the amendment of the articles of association of the Company, as required by law, has been granted by order of the Minister of Justice of The Netherlands dated the * day of *, number B.V. 1088595, which approval appears from a certificate which has been attached to this deed.

In pursuance of the aforementioned resolution article 4 of the articles of association of the Company is hereby amended and totally stated anew, after which amendment article 4 will read as follows:

"1. The authorised capital of the company amounts to three hundred thousand euro
    ((euro) 400,000.00),

2. The authorised capital is divided into forty million (40,000,000) shares, each having a nominal value of one eurocent ((euro) 0.01).

3. All shares are to be registered shares. No share certificates shall be issued.

Furthermore in pursuance of the aforementioned resolution article 10 sub 1. of the articles of association of the Company is hereby amended and totally stated anew, after which amendment article 10 sub 1. will read as follows:

"1. The transfer of registered shares or the transfer of restricted rights on registered
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      shares requires a deed executed for that purpose, as well as written acknowledgement of the transfer by the Company, except in the event that the Company is a party to such a legal act.

Furthermore in pursuance of the aforementioned resolution article 10 sub 2. of the articles of association of the Company is hereby amended and totally stated anew, after which amendment article 10 sub 2. will read as follows:

"2. The acknowledgement shall either be stated in the deed, or a dated statement containing the acknowledgement shall be placed on the deed, or in a notarial copy or extract thereof, or in a copy or extract thereof that is certified by the alienator, or in due observance of the stipulations hereinafter. The service of such deed, copy, or extract to the Company shall be considered the equivalent of the acknowledgement".

Furthermore in pursuance of the aforementioned resolution article 11 of the articles of association of the Company is hereby amended and totally stated anew, after which amendment article 11 will read as follows:

"The company is authorised to give its co-operation to the issue of depositary receipts for shares in its own capital".

Furthermore in pursuance of the aforementioned resolution article 31 sub 1 of the articles of association of the Company is hereby amended and totally stated anew, after which amendment article 31 sub 1 will read as follows:

"1. The profits shall be at the disposal of the board of directors".

Furthermore in pursuance of the aforementioned resolution article 31 sub 4 of the articles of association of the Company is hereby amended and totally stated anew, after which amendment article 31 sub 4 will read as follows:

"4. The board of directors may resolve to pay an interim dividend provided that the requirement of second paragraph has been complied with as shown by interim accounts drawn up in accordance with the provision of the law".

CONCLUDING DECLARATIONS
-----------------------

The person appearing before me finally declares:

A. As a result of the execution of this deed the issued capital of the Company, currently amounting to sixty seven thousand nine hundred eighty three euro and forty eurocent ((euro) 67,983.40), divided into six hundred seventy nine thousand eight hundred thirty four (679,834) shares, each having a nominal value of ten eurocent ((euro) 0.10), will be divided into six million seven hundred ninety eight thousand three hundred forty (6,798,340) shares, each having a nominal value of one eurocent ((euro) 0.01).

B.    In the issued capital is participated by:
      1.   * * shares numbered 1 up and including *;
      2.   * * shares numbered 1 up and including *;
      3.   * * shares numbered 1 up and including *;
      4.   * * shares numbered 1 up and including *;
      etc.

     The person appearing before me is known to me, civil law notary. WHEREOF DEED, executed in one original in Amsterdam on the date first hereinabove written.
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After having been given a concise summary of the contents of this deed and after having been given an explanation thereof, the person appearing before me, he stated that he was timely able to examine the contents of this deed and that he agrees with these contents.

Immediately after limited reading of this deed, it was signed by the person appearing before me and by me, civil law notary.

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